Exhibit 10.1

Summary Translation of Form of Customer Agreement

Note: Zhejiang Xibolun Automation Project Technology Co., Ltd. (“Xibolun Automation”) and Wenzhou Xibolun Fluid Equipment Co., Limited (“Xibolun Equipment”) each contract from time to time with various counterparties. The summary translation agreement below represents the form of customer order agreement that Hebron uses. Such agreements make use of similar transaction terms, provided, however, for the specific pricing, delivery and payment dates and product deliverables.

Project: [___]

Customer: [___] (Party A)

Contractor: Wenzhou Xibolun Fluid Equipment Co., Limited (Party B)

Signing Date: [___]

Term: [___] to [___]

Contract Price: [___] Yuan

Payment:

- within 5 business day after the contract is executed, Party A will deliver 30% of the contract price by wire transfer.

- upon the completion of the 60% of the project, Party A will deliver 30% of the contract price by wire transfer.

- upon the installation Party A will deliver 30% of the contract price by wire transfer.

- the remain 10% will be treated as quality guarantee and shall be paid to Party B within 5 business days after the one-year warranty is up.

Quality of the construction: Quality guaranty period is from the date of acceptance and runs for 12 months.